Exhibit 23.4

灼识行业咨询有限公司
10F, Block B, Jing’an International Center, 88 Puji Road, Jing’an District, Shanghai TELEPHONE: 86 21 2356 0288 FACSIMILE: 86 21 2356 0299 www.cninsights.com		中国 上海市 静安区普济路88号静安国 际中心B座10楼 电话：86 21 2356 0288 传真：86 21 2356 0299 www.cninsights.com

February 26, 2021

Hywin Holdings Ltd.

F3, Hywin Financial Centre

8 Yincheng Mid. Road,

Pudong New District, Shanghai City

People’s Republic of China

RE: Consent of China Insights Consultancy Limited

Dear Sirs/Madams:

We, China Insights Consultancy Limited, understand that Hywin Holdings Ltd. (the “Company”) plans to file a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to references to our name, information, data and statements from our databases, research reports and amendments thereto, including but not limited to the Chinese version and the English translation of the industry research report titled “Project Aquaman — Industry Report on the Overseas Asset Management Industry in China” (the “Report”) and any subsequent amendments to the Report, in (i) the Registration Statement of the Company and its subsidiaries and affiliates with the SEC under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows, other activities and publicity materials in connection with the Proposed IPO, and (vi) in other marketing and fundraising activities and investor relations management following the Proposed IPO. We also hereby consent to filing of this letter as an exhibit to the Registration Statement.

Yours faithfully,

For and on behalf of

China Insights Industry Consultancy Limited

/s/ Leon ZHAO
Name: Leon ZHAO
Position: Executive Director